Exhibit 99.1
Media Contact:
Marc Abshire
(703) 310-9184
marc.abshire@neustar.biz mailto:
NeuStar Streamlines Mobile IM Services
LONDON, December 8, 2008 – NeuStar (NYSE: NSR) announced today that it has restructured its Next Generation Messaging (NGM) service organization to better position the business for the future growth of mobile instant messaging worldwide. NeuStar NGM is the market leader in mobile IM managed services worldwide, with 37 mobile operator customers across Europe and Asia Pacific.
The restructure has been designed to reduce expenses in the NGM business segment by taking advantage of the global operational capabilities of NeuStar to support its NGM business. This restructuring will result in the elimination of up to 110 employee positions by the end of the second quarter in 2009, which NeuStar believes will produce cost savings between 35% and 40% of NGM’s total expenses. As a result of these cost cutting measures, NeuStar expects to take a restructuring charge of approximately $2.2 to $2.5 million this quarter for severance, lease costs and related expenses. Consistent with the company’s focus on prudent spending and profitability, the company took into account that potential charges of this magnitude and type might be incurred in 2008 as the company pursued cost-cutting initiatives when it provided guidance on November 4, 2008.
The company reaffirmed its support for its NGM business segment, given the strong market potential and worldwide adoption of mobile instant messaging. NeuStar created

NGM Services in November, 2006 by acquiring Followap Inc., a leading provider of instant messaging, presence, and interconnect services. Since the acquisition, the number of mobile network operators who trust NeuStar NGM to enable real-time communications using presence information has more than doubled, with a current addressable subscriber base of over 410 million.
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About NeuStar
NeuStar (NYSE: NSR) provides market-leading and innovative services that enable trusted communication across networks, applications, and enterprises around the world. Visit NeuStar online at www.NeuStar.biz.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release includes information that constitutes forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements about our expectations, beliefs and business results in the future. We have attempted, whenever possible, to identify these forward-looking statements using words such as “may,” “will,” “should,” “projects,” “estimates,” “expects,” “plans,” “intends,” “anticipates,” “believes” and variations of these words and similar expressions. Similarly, statements herein that describe our business strategy, prospects, opportunities, outlooks, objectives, plans, intentions or goals are also forward-looking statements. We cannot assure you that our expectations will be achieved or that any deviations will not be material. Forward-looking statements are subject to many assumptions, risks and uncertainties that may cause future results to differ materially from those anticipated. These potential risks and uncertainties include, among others, the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as disruptions to our clearinghouse operations, modifications to our material contracts, our ability to successfully integrate and support the operations of businesses we acquire, increasing competition, market acceptance of our existing services, our ability to successfully develop and market new services, the uncertainty of whether new services will achieve market acceptance or result in any revenue, and business, regulatory and statutory changes in the communications industry. More information about potential factors that could affect our business and financial results is included in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2007 and subsequent periodic and current reports. All forward-looking statements are based on information available to us on the date of this press release, and we undertake no obligation to update any of the forward-looking statements after the date of this press release.